                                                                    Exhibit 10.1

                                                               Loan No. ________

================================================================================

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    (Lender)

                                       to

                        EQI [________] PARTNERSHIP, L.P.
                                   (Borrower)

                                   ----------

                             FORM OF LOAN AGREEMENT

                                   ----------

                        Dated as of: November ____, 2005

                         Property Location: ___________

                              DOCUMENT PREPARED BY:

                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                      Attention: Charles T. Marshall, Esq.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 CERTAIN DEFINITIONS............................................     1
   Section 1.1   Certain Definitions.....................................     1

ARTICLE 2 LOAN TERMS.....................................................     7
   Section 2.1   The Loan................................................     7
   Section 2.2   Interest Rate; Late Charge..............................     7
   Section 2.3   Terms of Payment........................................     7
   Section 2.4   Security; Establishment of Funds........................     8
   Section 2.5   Lockbox Account.........................................    10

ARTICLE 3 INSURANCE, CONDEMNATION, AND IMPOUNDS..........................    11
   Section 3.1   Insurance...............................................    11
   Section 3.2   Use and Application of Insurance Proceeds...............    13
   Section 3.3   Condemnation Awards.....................................    14
   Section 3.4   Impounds................................................    14

ARTICLE 4 ENVIRONMENTAL MATTERS..........................................    15
   Section 4.1   Certain Definitions.....................................    15
   Section 4.2   Representations and Warranties on
                 Environmental Matters...................................    15
   Section 4.3   Covenants on Environmental Matters......................    16
   Section 4.4   Allocation of Risks and Indemnity.......................    16
   Section 4.5   No Waiver...............................................    17

ARTICLE 5 LEASING MATTERS................................................    18
   Section 5.1   Representations and Warranties on Leases................    18
   Section 5.2   Standard Lease Form; Approval Rights....................    18
   Section 5.3   Covenants...............................................    18
   Section 5.4   Tenant Estoppels........................................    19

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.................................    19
   Section 6.1   Organization, Power and Authority.......................    19
   Section 6.2   Validity of Loan Documents..............................    19
   Section 6.3   Liabilities; Litigation.................................    19
   Section 6.4   Taxes and Assessments...................................    20
   Section 6.5   Other Agreements; Defaults..............................    20


LOAN AGREEMENT                                                            Page i
Equity Inns- ____________
Loan No. ________________

   Section 6.6   Compliance with Law.....................................    20
   Section 6.7   Location of  Borrower...................................    21
   Section 6.8   ERISA...................................................    21
   Section 6.9   Forfeiture..............................................    21
   Section 6.10  Tax Filings.............................................    21
   Section 6.11  Solvency................................................    21
   Section 6.12  Full and Accurate Disclosure............................    22
   Section 6.13  Flood Zone..............................................    22
   Section 6.14  Single Purpose Entity/Separateness......................    22
   Section 6.15  Anti-Terrorism and Anti-Money Laundering Laws...........    24

ARTICLE 7 FINANCIAL REPORTING............................................    26
   Section 7.1   Financial Statements....................................    26
   Section 7.2   Accounting Principles...................................    27
   Section 7.3   Other Information; Access...............................    27
   Section 7.4   Annual Budget...........................................    27

ARTICLE 8 COVENANTS......................................................    27
   Section 8.1   Due On Sale and Encumbrance; Transfers of Interests.....    27
   Section 8.2   Taxes; Utility Charges..................................    28
   Section 8.3   Control; Management.....................................    28
   Section 8.4   Operation; Maintenance; Inspection......................    28
   Section 8.5   Taxes on Security.......................................    28
   Section 8.6   Legal Existence; Name, Etc..............................    29
   Section 8.7   Further Assurances......................................    29
   Section 8.8   Estoppel Certificates...................................    29
   Section 8.9   Notice of Certain Events................................    29
   Section 8.10  Indemnification.........................................    30
   Section 8.11  Cooperation.............................................    30
   Section 8.12  Payment For Labor and Materials.........................    31
   Section 8.13  Certain Hotel Covenants.................................    31

ARTICLE 9 EVENTS OF DEFAULT..............................................    34
   Section 9.1   Payments................................................    34
   Section 9.2   Insurance...............................................    34
   Section 9.3   Sale, Encumbrance, Etc..................................    34
   Section 9.4   Covenants...............................................    34
   Section 9.5   Representations and Warranties..........................    35
   Section 9.6   Other Encumbrances......................................    35
   Section 9.7   Involuntary Bankruptcy or Other Proceeding..............    35
   Section 9.8   Voluntary Petitions, etc................................    35
   Section 9.9   Lockbox.................................................    35


LOAN AGREEMENT                                                           Page ii
Equity Inns- ____________
Loan No. ________________

   Section 9.10  Anti-Terrorism..........................................    35
   Section 9.11  Franchise and Management Agreements.....................    36
   Section 9.12  Operating Lease.........................................    36

ARTICLE 10 REMEDIES......................................................    36
   Section 10.1  Remedies - Insolvency Events............................    36
   Section 10.2  Remedies - Other Events.................................    37
   Section 10.3  Lender's Right to Perform the Obligations...............    37

ARTICLE 11 MISCELLANEOUS.................................................    37
   Section 11.1  Notices.................................................    37
   Section 11.2  Amendments and Waivers..................................    38
   Section 11.3  Limitation on Interest..................................    38
   Section 11.4  Invalid Provisions......................................    39
   Section 11.5  Reimbursement of Expenses...............................    39
   Section 11.6  Approvals; Third Parties; Conditions....................    40
   Section 11.7  Lender Not in Control; No Partnership...................    40
   Section 11.8  Contest of Certain Claims...............................    40
   Section 11.9  Time of the Essence.....................................    41
   Section 11.10 Successors and Assigns..................................    41
   Section 11.11 Renewal, Extension or Rearrangement.....................    41
   Section 11.12 Waivers.................................................    41
   Section 11.13 Cumulative Rights; Joint and Several Liability..........    41
   Section 11.14 Singular and Plural.....................................    41
   Section 11.15 Phrases.................................................    42
   Section 11.16 Exhibits and Schedules..................................    42
   Section 11.17 Titles of Articles, Sections and Subsections............    42
   Section 11.18 Promotional Material....................................    42
   Section 11.19 Survival................................................    42
   Section 11.20 WAIVER OF JURY TRIAL....................................    42
   Section 11.21 Waiver of Punitive or Consequential Damages.............    43
   Section 11.22 Governing Law...........................................    43
   Section 11.23 Entire Agreement........................................    43
   Section 11.24 Counterparts............................................    43

ARTICLE 12 LIMITATIONS ON LIABILITY......................................    43
   Section 12.1  Limitation on Liability.................................    43
   Section 12.2  Limitation on Liability of Lender's Officers, Employees,
                 etc.....................................................    45


LOAN AGREEMENT                                                          Page iii
Equity Inns- ____________
Loan No. ________________

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A      LEGAL DESCRIPTION OF PROJECT
SCHEDULE I     DEFEASANCE
SCHEDULE II    REQUIRED REPAIRS
SCHEDULE III   REPLACEMENT MANAGERS
SCHEDULE IV    DESCRIPTION OF MATERIAL DIFFERENCES IN ACTUAL
               AGREEMENTS


LOAN AGREEMENT                                                           Page iv
Equity Inns- ____________
Loan No. ________________

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "AGREEMENT") is entered into as of November ____, 2005, between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("LENDER"), and EQI [________] PARTNERSHIP, L.P., a Tennessee limited partnership, whose organization number is _________ ("BORROWER").

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

     SECTION 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

     "ADJUSTED OPERATING EXPENSES" means Operating Expenses as reasonably determined and adjusted by Lender in accordance with its then current audit policies and procedures.

     "ADJUSTED OPERATING REVENUES" means Operating Revenues as reasonably determined and adjusted by Lender in accordance with its then current audit policies and procedures.

     "AFFILIATE" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, (g) any Borrower Party, or (f) Operating Lessee and Manager

     "AGREEMENT" means this Loan Agreement, as amended from time to time.

     "ASSIGNMENT OF LEASES AND RENTS" means the Assignment of Leases and Rents, executed by Borrower for the benefit of Lender, and pertaining to leases of space in the Project.

     "AWARD" has the meaning assigned in Section 3.3.

     "BANKRUPTCY PARTY" has the meaning assigned in Section 9.7.

     "BORROWER PARTY" means any Joinder Party, any general partner of Borrower, and any general partner in any partnership that is a general partner of Borrower, any managing member of Borrower, and any managing member in any limited liability company that is a managing member of Borrower, at any level.


LOAN AGREEMENT                                                            Page 1
Equity Inns- ____________
Loan No. ________________

     "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

     "CASUALTY" has the meaning assigned in Section 3.2.

     "CLOSING DATE" means the date the Loan is funded by Lender.

     "COMMITMENT" means the commitment letter, if any, issued by Lender and accepted by Borrower.

     "CONDEMNATION" has the meaning assigned in Section 3.3.

     "CONTRACT RATE" has the meaning assigned in Section 2.2.

     "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under swaps, caps, floors, collars and other hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, Joinder Party or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "DEBT SERVICE" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Project approved by Lender for the period of time for which calculated.

     "DEBT SERVICE COVERAGE" means, for the period of time for which calculation is being made, the ratio of Net Operating Income to Debt Service.

     "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

     "DEFEASANCE OPTION" has the meaning assigned in Section 2.3(c).

     "ENVIRONMENTAL LAWS" has the meaning assigned in Section 4.1(a).

     "ERISA" has the meaning assigned in Section 6.8.

     "EVENT OF DEFAULT" has the meaning assigned in Article 9.


LOAN AGREEMENT                                                            Page 2
Equity Inns- ____________
Loan No. ________________

     "FUNDS" means the FF&E Account (as defined in Section 2.4(a)) and the DSC Cash Flow Sweep Escrow (as defined in Section 2.4(a)).

     "HAZARDOUS MATERIALS" has the meaning assigned in Section 4.1(b).

     "INDEPENDENT DIRECTOR" has the meaning assigned in Section 6.14(p).

     "INSURANCE PREMIUMS" has the meaning assigned in Section 3.1(c).

     "JOINDER PARTY" means the Persons, if any, executing the Joinder hereto.

     "LIEN" means any interest, or claim thereof, in the Project securing an obligation owed to, or a claim by, any Person other than the owner of the Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Project.

     "LOAN" means the loan made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

     "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Note, (c) the Mortgage,
(d) the Assignment of Leases and Rents, (e) the Subordination and Attornment Agreement, (f) Uniform Commercial Code financing statements, (g) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by Lender, (h) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (i) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided however, in no event shall the term "Loan Documents" include that certain Hazardous Materials Indemnity Agreement (the "ENVIRONMENTAL INDEMNITY AGREEMENT") dated the date hereof in favor of Lender.

     "LOAN YEAR" means (a) for the first Loan Year, the period between the date hereof and one calendar year from the last day of the month in which the Closing Date occurs (unless the Closing Date is on the first day of a month, in which case the first Loan Year shall commence on such Closing Date and end one calendar year from the last day of the month immediately preceding the Closing
Date) and (b) each consecutive twelve month calendar period after the first Loan Year until the Maturity Date.

     "LOCKBOX ACCOUNT" shall have the meaning set forth in Section 2.5.

     "LOCKBOX AGREEMENT" means the Lockbox Agreement of even date herewith between Borrower and Lender.


LOAN AGREEMENT                                                            Page 3
Equity Inns- ____________
Loan No. ________________

     "MANAGEMENT AGREEMENT" means the Management Agreement entered into between Manager and Borrower or Operating Lessee dated January 1, 2001, and assumed by Manager pertaining to the management of the Project in the form approved by Lender.

     "MANAGER" means _____________, the manager under the Management Agreement.

     "MATURITY DATE" means, as applicable, the earlier of (a) December 1, 2015, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

     "MORTGAGE" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower in favor of Lender, covering the Project.

     "NET CASH FLOW" means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service paid during such period, (c) capital expenditures, tenant improvement costs and leasing commissions, each approved by Lender and paid by Borrower during such period, and (d) any actual payment into impounds, escrows, or reserves required by Lender, except to the extent that any such payment is already included within the definition of Operating Expenses. In addition, Net Cash Flow shall be increased by any proceeds withdrawn from reserves and impounds funded out of Operating Revenues to the extent such proceeds are not applied to Operating Expenses.

     "NET OPERATING INCOME" means, for any period, the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses for such period.

     "NOTE" means the Promissory Note of even date, in the stated principal amount of $_____________, executed by Borrower, and payable to the order of Lender in evidence of the Loan.

     "OPERATING EXPENSES" means, for any period, all expenses of operating the Project in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and fairly allocable to the Project for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, maintenance costs, base management fees and costs not to exceed three percent (3%) of Operating Revenues (with any incentive management fee payable pursuant to the Management Agreement in excess of such amount payable only from Net Cash Flow), wages, salaries, and personnel expenses, but excluding (i) Debt Service, (ii) capital expenditures, (iii) capital reserves,
(iv) any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, (v) any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, (vi) any non-cash charges such as depreciation and amortization, (vii) any costs incurred by Borrower in connection with obtaining the Loan or recording or filing any documents required by this Agreement, and tenant improvement costs or allowances, brokerage commissions, and (viii) other amounts expended in connection with leasing or re-leasing the Project or any part thereof. Any base management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense


LOAN AGREEMENT                                                            Page 4
Equity Inns- ____________
Loan No. ________________
only to the extent that such fee or other expense does not exceed 3% of Operating Revenues (with any incentive management fee payable pursuant to the Management Agreement in excess of such amount payable only from Net Cash Flow), unless Borrower has otherwise obtained Lender's prior approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project. Payments in respect to real estate taxes and insurance premiums may be allocated ratably over the period covered by the payment in question.

     "OPERATING LEASE" shall mean the Lease Agreement date January 1, 2001, entered into by and between Borrower and the Operating Lessee, which governs the operation of the Project, as amended, restated, replaced, supplemented or modified from time to time, in accordance with the terms hereof.

     "OPERATING LESSEE" shall mean ENN [_______], L.L.C., the operating lessee under the Operating Lease, which is an Affiliate of the Borrower and which is a Special Purpose Entity.

     "OPERATING REVENUES" means, for any period in question, all cash receipts and other revenues of Borrower from the operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period, all revenues and credit card receipts collected from guest rooms, restaurants, bars, banquet rooms, meeting rooms, and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located on the Project or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance, or arising from the sale of inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, and proceeds from a sale or other disposition. Operating Revenue shall not include any rental or other payments due and payable to Borrower by Operating Lessee pursuant to the terms of any Operating Lease.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

     "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.


LOAN AGREEMENT                                                            Page 5
Equity Inns- ____________
Loan No. ________________

     "PROJECT" means _________________, and all related facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in EXHIBIT A.

     "RATING AGENCIES" means each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "SECONDARY MARKET TRANSACTION" has the meaning assigned in Section 8.11.

     "SINGLE PURPOSE ENTITY" shall mean a Person (other than an individual, a government or any agency or political subdivision thereof), which exists solely for the purpose of owning or leasing the Project, observes corporate, company or partnership formalities, as applicable, independent of any other entity, and which otherwise complies with the covenants set forth in Section 6.14 hereof.

     "SITE ASSESSMENT" means an environmental engineering report for the Project prepared at Borrower's expense by an engineer engaged by Borrower, or Lender on behalf of Borrower, and approved by Lender, and in a manner reasonably satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-93 or any successor thereto published by ASTM and good customary and commercial practice.

     "SPC PARTY" has the meaning assigned in Section 6.14(o).

     "STATE" means the State of ____________.

     "SUBORDINATION AND ATTORNMENT AGREEMENT" means the Subordination and Attornment Agreement between Operating Lessee and Lender of even date herewith.

     "TAX AND INSURANCE ESCROW FUND" has the meaning assigned in Section 3.4.

     "TAXES" has the meaning assigned in Section 8.2.

     "TRIGGER EVENT" means (i) the occurrence of an Event of Default or (ii) the Debt Service Coverage for the Project falls below 1.15:1 on a trailing twelve-month basis as reasonably determined by Lender.

     "TRIGGER EVENT CURE" means (i) with respect to a Trigger Event based on Debt Service Coverage, the Debt Service Coverage for the Project is 1.25:1 or greater for two consecutive calendar quarters on a trailing six month basis as reasonably determined by Lender, and (ii) with respect to a Trigger Event based on the occurrence of an Event of Default, the cure of such Event of Default.

     "YIELD MAINTENANCE AMOUNT" has the meaning assigned in SCHEDULE I.


LOAN AGREEMENT                                                            Page 6
Equity Inns- ____________
Loan No. ________________

                                    ARTICLE 2
                                   LOAN TERMS

     SECTION 2.1 THE LOAN. Upon satisfaction of all the terms and conditions set forth in the Commitment, Lender agrees to make a Loan of ______________ ($____________) to the Borrower, which shall be funded in one advance and repaid in accordance with the terms of this Agreement and the Note. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

     SECTION 2.2 INTEREST RATE; Late Charge. The outstanding principal balance of the Loan shall bear interest at a rate of interest equal to five and forty-four hundredths percent (5.44%) per annum (the "CONTRACT RATE"). Interest at the Contract Rate shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) days and the numerator of which is the actual number of days elapsed from the date of the initial disbursement under the Loan or the date of the preceding interest installment due date, as the case may be, to the date of the next interest installment due date or the Maturity Date. If Borrower fails to pay any installment of interest or principal within five (5) days of (and including) the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

     SECTION 2.3 TERMS OF PAYMENT. The Loan shall be payable as follows:

     (a) INTEREST AND PRINCIPAL. A payment of interest only on the date hereof for the period from the date hereof through the last day of the current month. Thereafter, a constant payment of $____________, on the first day of January 1, 2006, and on the first day of each calendar month thereafter; each of such payments, to be applied (i) to the payment of interest computed at the Contract Rate and (ii) the balance applied toward reduction of the principal sum. The constant payment required hereunder is based on a twenty-five (25)-year amortization schedule.

     (b) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, default interest, late charges and any and all other amounts due under the Loan Documents.

     (c) PREPAYMENT. Except as set forth herein, the Loan is closed to prepayment in whole or in part. Notwithstanding the foregoing, (i) the Loan may be prepaid in whole, but not in part, on or after the scheduled monthly payment date for the one hundred eighteenth (118th) payment of principal and interest and (ii) from the earlier to occur of (x) two (2) years after the sale of the Loan in a Secondary Market Transaction or (y) the fourth (4th) anniversary of the Closing Date, provided no Event of Default exists, Borrower may obtain the release of the Project from the lien of the Mortgage in accordance with the terms and provisions of SCHEDULE I attached hereto (the "DEFEASANCE OPTION").


LOAN AGREEMENT                                                            Page 7
Equity Inns- ____________
Loan No. ________________

     If the Loan is accelerated for any reason other than casualty or condemnation, and the Loan is otherwise closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to the sum of (i) the Yield Maintenance Amount, if any, that would be required under the Defeasance Option and (ii) five percent (5%) of the outstanding balance of the Loan. If for any reason the Loan is prepaid on a day other than a scheduled monthly payment date, the Borrower shall pay, in addition to the principal, interest and premium, if any, required under this Section, an amount equal to the interest that would have accrued on the Loan from the date of prepayment to the next scheduled monthly payment date. In the event of a prepayment resulting from Lender's application of insurance or condemnation proceeds pursuant to Article 3 hereof, no prepayment penalty or premium shall be imposed.

     SECTION 2.4 SECURITY; ESTABLISHMENT OF FUNDS. The Loan shall be secured by the Mortgage creating a first lien on the Project, the Assignment of Leases and Rents and the other Loan Documents. Borrower agrees to establish the following reserves with Lender, to be held by Lender as further security for the Loan:

          (i) although no escrow is required therefore, Borrower shall complete the required repairs set forth on SCHEDULE II annexed hereto on or before four (4) months from the date hereof;

          (ii) subject to the last sentence of this Section 2.4(a)(ii), to the extent not already required under the Franchise Agreement (as hereinafter defined), (x) Borrower will be required to deposit into an escrow with Lender (the "FF&E ACCOUNT") 4% of the monthly Operating Revenues of the Project each month for the repair and replacement of the furniture, fixtures and equipment used in connection with the operation, use and occupancy of the Project (the "FF&E"), and (y) on the date hereof Borrower shall deposit in the FF&E Account the amount of any existing funds maintained by or for the benefit of Borrower for the repair and replacement of the FF&E, unless such funds are required to be deposited with the franchisor. Notwithstanding the foregoing, no deposits shall be required in the FF&E Account so long as Borrower provides evidence satisfactory to Lender on or before January 15 of each calendar year commencing January 15, 2011, that over the preceding 60-month period an amount equal to 4% of Operating Revenues for such period has been spent on capital improvements, and replacement and FF&E for the Project;

          (iii) Upon the occurrence of a Trigger Event and until the Trigger Event Cure of such Trigger Event has occurred, all Net Cash Flow each calendar month shall be deposited on or before the 15th day of the succeeding month into an account with Lender which shall be held by Lender as additional security for the Loan (the "DSC CASH FLOW SWEEP ESCROW"); and


LOAN AGREEMENT                                                            Page 8
Equity Inns- ____________
Loan No. ________________

          (iv) Borrower shall deliver to Lender reservation payments made for guest, meeting, banquet or other rooms made more than six (6) months in advance and exceeding $150,000 in the aggregate.

     (b) PLEDGE AND DISBURSEMENT OF FUNDS. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Funds as additional security for the payment of the Loan. Lender may reasonably reassess its estimate of the amount necessary for the Funds from time to time and may adjust the monthly amounts required to be deposited into the Funds upon thirty (30) days notice to Borrower. Lender shall make disbursements from the Funds as requested by Borrower, and approved by Lender in its reasonable discretion, on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Project at Borrower's expense prior to making a quarterly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Funds shall be held without interest in Lender's name and may be commingled with Lender's own funds at financial institutions selected by Lender in its reasonable discretion. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Funds to the payment of the Loan in any order in its reasonable discretion. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Funds while any Event of Default or Potential Default exists or any material adverse change has occurred in Borrower or any Joinder Party, the Project, or any major or anchor tenant. All costs and expenses incurred by Lender in the disbursement of any of the Funds shall be paid by Borrower promptly upon demand or, at Lender's sole discretion, deducted from the Funds.

     (c) Regardless of whether the FF&E Account is held by Lender or deposited with the franchisor, the FF&E Account shall be pledged to Lender on a first priority basis as additional collateral for the Loan, and notwithstanding the provisions of Section 2.4(b) above, Borrower shall not be entitled to any disbursement from such account unless:

          (i) Lender has approved the repairs and replacements and related plans and specifications;

          (ii) Lender determines that the repairs and replacements of the FF&E are capital expenditures rather than normal repair and maintenance expenses;

          (iii) the requested disbursement is made not more frequently than once every three (3) months and in increments of not less than $5,000.00;

          (iv) all work has been performed lien-free in a manner satisfactory to Lender and its inspecting engineer;


LOAN AGREEMENT                                                            Page 9
Equity Inns- ____________
Loan No. ________________

          (v) the work for which the disbursement is requested does not include any immediate repairs required under Section 2.3(a) above;

          (vi) Borrower has fulfilled all conditions precedent under the Franchise Agreement (if applicable) for the requested disbursement;

          (vii) there exist no Event of Default or Potential Default under the Loan Documents; and

          (viii) all other customary disbursement requirements of Lender have been satisfied.

     SECTION 2.5 LOCKBOX ACCOUNT.

     (a) Borrower shall execute and deliver the Lockbox Agreement and shall direct the Operating Lessee and Manager to deposit all Operating Revenue from the Project within one (1) Business Day after receipt in a deposit account in the name of the Project with a national banking institution approved by Lender. All proceeds in such Project account, after payment of Operating Expenses for such week in accordance with the annual budget approved by Lender and maintenance of a $50,000.00 minimum balance, shall be swept weekly into an account designated and controlled by Lender (the "LOCKBOX ACCOUNT") established at an institution satisfactory to Lender (the "LOCKBOX BANK") pursuant to the Lockbox Agreement. Until expended or applied, amounts held in the Lockbox Account shall constitute additional security for the Debt.

     (b) Prior to the occurrence of a Trigger Event, Borrower shall use and apply the funds deposited into the Lockbox Account to pay Debt Service, escrows required hereunder, Operating Expenses of the Project, and otherwise as it may determine. Upon the occurrence of a Trigger Event and until a Trigger Event Cure, Borrower shall not be entitled to make any withdrawals from the Lockbox Account and funds shall be distributed to Lender for application in accordance with the Loan Documents. Lender shall have a first priority perfected security interest in the Lockbox Account and all sums deposited therein. Borrower shall pay all costs and expenses in connection with establishing and administering the Lockbox Account.

     (c) Upon the occurrence of an Event of Default, Lender may direct that Borrower deposit, and Borrower shall instruct Operating Lessee and Manager to deposit, all Operating Revenue for the Project directly into the Lockbox Account and within one (1) Business Day after receipt Lender may apply any sums then held and thereafter deposited in the Lockbox Account to the payment of the Debt in any order in its sole discretion.


LOAN AGREEMENT                                                           Page 10
Equity Inns- ____________
Loan No. ________________

                                    ARTICLE 3
                      INSURANCE, CONDEMNATION, AND IMPOUNDS

     SECTION 3.1 INSURANCE. Borrower shall maintain insurance as follows:

     (a) CASUALTY; BUSINESS INTERRUPTION. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender. Such insurance shall include coverage against acts of terrorism. Lender reserves the right to require from time to time the following additional insurance: boiler and machinery; flood; earthquake/sinkhole; windstorm; worker's compensation; and/or building law or ordinance. Borrower shall keep the Project insured against loss by flood if the Project is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (i) the maximum amount of the Loan or (ii) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Project. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Project shall be paid to Lender to be applied as provided in
Section 3.2. Borrower's insurance coverage shall be permitted to have a deductible of up to $______________.

     (b) LIABILITY. Borrower shall maintain (i) commercial general liability insurance with respect to the Project providing for limits of liability of not less than $___________ for both injury to or death of a person and for property damage per occurrence, and (ii) other liability insurance as reasonably required by Lender.

     (c) ADDITIONAL INSURANCE: In addition to the insurance requirements set forth in Sections 3.1(a) and (b) above, Borrower shall be required to maintain, or shall require Operating Lessee and/or Manager to maintain, the following types of insurance, which must be satisfactory to Lender in all respects (including the deductible and the amount of coverage):

          (i)  Liquor Liability Insurance;

          (ii) Innkeepers Liability Insurance;

          (iii) Safe Deposit Box Legal Liability Insurance;


LOAN AGREEMENT                                                           Page 11
Equity Inns- ____________
Loan No. ________________

          (iv) Garage Keeper Legal Liability Insurance;

          (v)  Worker's Compensation Insurance;

          (vi) Fidelity Insurance; and

          (vii) Automobile Insurance

     (d) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a general company and financial size rating of "A-IX" or better as established by Best's Rating Guide and "AA" or better by Standard & Poor's Ratings Group. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if (i) Lender receives appropriate endorsements and/or duplicate policies containing Lender's right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies and (ii) the policy contains a sublimit equal to the replacement cost of the Project in an amount approved by Lender which is expressly allocated for the Project, and any such policy shall in all other respects comply with the requirements of this Section. Borrower authorizes Lender to pay the premiums for such policies (the "INSURANCE PREMIUMS") from the Tax and Insurance Escrow Fund as the same become due and payable annually in advance. If Borrower fails to deposit funds into the Tax and Insurance Escrow Fund sufficient to permit Lender to pay the premiums when due, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

     (e) ADJUSTMENTS. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(d), however, shall require Lender to incur any expense or take any action hereunder.


LOAN AGREEMENT                                                           Page 12
Equity Inns- ____________
Loan No. ________________

     SECTION 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS.

     (a) If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law.

     (b) Lender shall apply insurance proceeds to costs of restoring the Project or to the payment of the Loan as follows:

          (i) if the loss is less than or equal to $100,000, Lender shall apply the insurance proceeds to restoration provided (A) no Event of Default or Potential Default exists, and (B) Borrower promptly commences and is diligently pursuing restoration of the Project;

          (ii) if the loss exceeds $100,000 but is not more than twenty-five percent (25%) of the replacement value of the improvements, Lender shall apply the insurance proceeds to restoration provided that (A) at all times during such restoration no Event of Default or Potential Default exists; (B) Lender determines throughout the restoration that there are sufficient funds available to restore and repair the Project to a condition approved by Lender; (C) Lender determines that the net operating income of the Project during restoration, taking into account rent loss or business interruption insurance, will be sufficient to pay Debt Service;
               (D) Lender determines (based on leases which will remain in effect after restoration is complete if the Project is not a multi-family project) that after restoration the ratio of net operating income to Debt Service will equal at least the ratio that existed on the Closing Date; (E) Lender determines that the ratio of the outstanding principal balance of the Loan to appraised value of the project after restoration will not exceed the loan-to-value ratio that existed on the Closing Date; (F) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within nine (9) months after the date of loss or casualty and in any event ninety
               (90) days prior to the Maturity Date; (G) Borrower promptly commences and is diligently pursuing restoration of the Project; and (H) the Project after the restoration will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances; and

          (iii) if the conditions set forth in (i) and (ii) above are not satisfied in Lender's reasonable discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project.


LOAN AGREEMENT                                                           Page 13
Equity Inns- ____________
Loan No. ________________

     (c) Insurance proceeds applied to restoration will be disbursed on receipt of reasonably satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner).

     SECTION 3.3 CONDEMNATION AWARDS. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether any award or compensation (an "AWARD") is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, Borrower (a) shall not agree to any Award, and
(b) shall not take any action or fail to take any action which would cause the Award to be determined. All Awards for the taking or purchase in lieu of condemnation of the Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such Awards, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; provided, however, if the Award is less than or equal to $100,000 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the Award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the Awards to Lender, free and clear of all liens, charges or encumbrances.

     SECTION 3.4 IMPOUNDS. Upon the occurrence and during the continuance of a Trigger Event, Borrower shall deposit with Lender, monthly, (a) one-twelfth (1/12th) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the insurance policies required by Lender upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to expiration (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). Deposits shall be made on the basis of Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be


LOAN AGREEMENT                                                           Page 14
Equity Inns- ____________
Loan No. ________________
applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.

                                    ARTICLE 4
                              ENVIRONMENTAL MATTERS

     SECTION 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

     (a) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating (i) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials,
(ii) the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property, or (iii) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

     (b) "HAZARDOUS MATERIALS" means (i) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (ii) asbestos or asbestos-containing materials, (iii) polychlorinated biphenyls
(pcbs), (iv) radon gas, (v) underground storage tanks, (vi) any explosive or radioactive substances, (vii) lead or lead-based paint, or (viii) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

     SECTION 4.2 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. To Borrower's knowledge, except as set forth in the Site Assessment, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws) and no Hazardous Material was removed or transported from the Project, (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project does not, and did not previously, violate any


LOAN AGREEMENT                                                           Page 15
Equity Inns- ____________
Loan No. ________________

Environmental Laws, (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws; and (d) no underground storage tanks exist on any part of the Project.

     SECTION 4.3 COVENANTS ON ENVIRONMENTAL MATTERS.

     (a) Borrower shall, and shall cause Operating Lessee to, (i) comply strictly and in all respects with applicable Environmental Laws; (ii) notify Lender immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project; (iii) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws or as reasonably required by Lender based upon the recommendations and specifications of an independent environmental consultant approved by Lender; and (iv) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project, Borrower or Operating Lessee.

     (b) Borrower shall not cause, and shall cause Operating Lessee not to cause, and Borrower shall, and shall cause Operating Lessee to, prohibit any other Person within the control of Borrower or Operating Lessee from, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing, (i) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws), (ii) installing any underground storage tanks at the Project, or (iii) conducting any activity that requires a permit or other authorization under Environmental Laws.

     (c) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project. Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless Lender's request for a Site Assessment is based on information provided under
Section 4.3(a), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 4.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

     SECTION 4.4 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project,


LOAN AGREEMENT                                                           Page 16
Equity Inns- ____________
Loan No. ________________
shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender and its shareholders, directors, officers, employees and agents harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses) arising out of or associated, in any way, with (a) the non-compliance with Environmental Laws, or (b) the existence of Hazardous Materials in, on, or about the Project, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials; (d) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, (e) a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or (f) the imposition of any environmental lien encumbering the Project; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations under this Section 4.4 shall arise whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise). Additionally, if any Hazardous Materials affect or threaten to affect the Project, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable at the expense of the Borrower in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Any amounts payable to Lender by reason of the application of this Section 4.4 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 4.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure.

     SECTION 4.5 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Environmental Indemnity Agreement or the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Environmental Indemnity Agreement or the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."


LOAN AGREEMENT                                                           Page 17
Equity Inns- ____________
Loan No. ________________

                                    ARTICLE 5
                                 LEASING MATTERS

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to leases of the Project that: (a) the rent roll delivered to Lender is true and correct, and the leases are valid and in and full force and effect; (b) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the leases delivered to Lender are true and complete; (d) neither the landlord nor any tenant is in default under any of the leases; (e) Borrower has no knowledge of any notice of termination or default with respect to any lease; (f) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Lender; (g) no tenant or other party has an option to purchase all or any portion of the Project; (h) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease; (i) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent); and (j) all existing leases are subordinate to the Mortgage either pursuant to their terms or a recorded subordination agreement.

     SECTION 5.2 STANDARD LEASE FORM; APPROVAL RIGHTS. All leases and other rental arrangements shall in all respects be approved by Lender and shall be on a standard lease form approved by Lender with no modifications (except as approved by Lender, which approval will not be unreasonably withheld or delayed). Such lease form shall provide that (a) the lease is subordinate to the Mortgage, (b) the tenant shall attorn to Lender, and (c) that any cancellation, surrender, or amendment of such lease without the prior written consent of Lender shall be voidable by Lender. Borrower shall, or shall cause Operating Lessee to, hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower or Operating Lessee. Within ten (10) days after Lender's request, Borrower shall, or shall cause Operating Lessee to, furnish to Lender a statement of all tenant security deposits, and copies of all leases not previously delivered to Lender, certified by Borrower or Operating Lessee as being true and correct. Notwithstanding anything contained in the Loan Documents, Lender's approval shall not be required for future leases or lease extensions if the following conditions are satisfied: (i) there exists no Potential Default or Event of Default; (ii) the lease is on the standard lease form approved by Lender with no modifications; (iii) the lease does not conflict with any restrictive covenant affecting the Project or any other lease for space in the Project; and (iv) the lease is in accordance with leasing parameters approved by Lender regarding rent, term, size, and credit rating of tenants.

     SECTION 5.3 COVENANTS. Borrower shall, or shall cause Operating Lessee to,
(a) perform the obligations which Borrower is required to perform under the leases; (b) enforce the obligations to be performed by the tenants; (c) promptly furnish to Lender any notice of default or termination received by Borrower or Operating Lessee from any tenant, and any notice of default or termination given by Borrower to any tenant; (d) not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two month's rent; (e) not enter into any ground lease or master lease of any part of the Project; (f) not further assign or encumber any


LOAN AGREEMENT                                                           Page 18
Equity Inns- ____________
Loan No. ________________
lease; (g) not, except with Lender's prior written consent, cancel or accept surrender or termination of any lease; and (h) not, except with Lender's prior written consent, not modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease). Any action in violation of clauses (e), (f), (g), and (h) of this
Section 5.3 shall be void at the election of Lender.

     SECTION 5.4 TENANT ESTOPPELS. At Lender's request, Borrower shall obtain and furnish to Lender, written estoppels in form and substance reasonably satisfactory to Lender, executed by tenants under leases in the Project and confirming the term, rent, and other provisions and matters relating to the leases.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents, warrants and covenants to Lender that:

     SECTION 6.1 ORGANIZATION, POWER AND AUTHORITY. Borrower and each Borrower Party (a) is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, (b) is in compliance with all legal requirements applicable to doing business in the State, and (c) has the necessary governmental approvals to own and operate the Project and conduct the business now conducted or to be conducted thereon. Borrower has the full power, authority and right to execute, deliver and perform its obligations pursuant to this Loan Agreement and the other Loan Documents, and to mortgage the Project pursuant to the terms of the Mortgage and to keep and observe all of the terms of this Loan Agreement and the other Loan Documents on Borrower's part to be performed. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

     SECTION 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (a) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (b) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     SECTION 6.3 LIABILITIES; LITIGATION.

     (a) The financial statements delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower,


LOAN AGREEMENT                                                           Page 19
Equity Inns- ____________
Loan No. ________________
threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loan.

     (b) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

     SECTION 6.4 TAXES AND ASSESSMENTS. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

     SECTION 6.5 OTHER AGREEMENTS; DEFAULTS. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on the Project, Borrower, or any Borrower Party or Borrower's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

     SECTION 6.6 COMPLIANCE WITH LAW.

     (a) Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business, including, without limitation, occupancy permits required for the legal use, occupancy and operation of the Project as a hotel and any applicable liquor license, and the Project is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

     (b) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

     (c) The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.


LOAN AGREEMENT                                                           Page 20
Equity Inns- ____________
Loan No. ________________

     SECTION 6.7 LOCATION OF BORROWER. Borrower's principal place of business and chief executive offices are located at the address stated in Section 11.1.

     SECTION 6.8 ERISA.

     (a) As of the date hereof and throughout the term of the Loan, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

     (b) As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

     SECTION 6.9 FORFEITURE. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Project any act or omission affording the federal government or any state or local government the right of forfeiture as against the Project or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

     SECTION 6.10 TAX FILINGS. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively. Borrower and each Borrower Party believe that their respective tax returns properly reflect the income and taxes of Borrower and each Borrower Party, respectively, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     SECTION 6.11 SOLVENCY. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower do not intend to, and do not believe that they will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower, as applicable, and the amounts to be payable on or in respect of obligations of Borrower). Except


LOAN AGREEMENT                                                           Page 21
Equity Inns- ____________
Loan No. ________________
as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any Borrower Party in the last seven (7) years, and neither Borrower or any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

     SECTION 6.12 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

     SECTION 6.13 FLOOD ZONE. No portion of the improvements comprising the Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.1 hereof.

     SECTION 6.14 SINGLE PURPOSE ENTITY/SEPARATENESS. Borrower represents, warrants and covenants as follows:

     (a) Borrower has not owned, does not own, and will not own any asset or property other than (i) the Project, and (ii) incidental personal property necessary for the ownership or operation of the Project.

     (b) Borrower has not engaged in and will not engage in any business other than the ownership, management and operation of the Project and Borrower will conduct and operate its business as presently conducted and operated.

     (c) Borrower has not entered into and will not enter into any contract or agreement with any Affiliate of the Borrower, any constituent party of Borrower, or any Affiliate of any constituent party, except upon terms and conditions that have been, are and shall be intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

     (d) Borrower has not incurred and will not incur any Debt other than (i) the Loan, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is paid within sixty (60) days after the date when due, and (iii) Debt incurred in the financing of equipment and other personal property used on the Project. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Project.


LOAN AGREEMENT                                                           Page 22
Equity Inns- ____________
Loan No. ________________

     (e) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party or any affiliate of any constituent party), and has not and shall not acquire obligations or securities of its affiliates or any constituent party.

     (f) Borrower has been, is and will remain solvent and Borrower has paid, and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own funds and assets as the same have become due and as same shall become due.

     (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not and will not permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior written consent of Lender.

     (h) Borrower has maintained, and will maintain, all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.

     (i) Borrower has been and will be, and at all times has held itself out and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, or any Affiliate of any constituent party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number, if any, and separate stationery, invoices and checks.

     (j) Borrower has maintained, and will maintain, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (k) Neither Borrower nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Borrower.

     (l) Borrower has not commingled and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party, or any Affiliate of any constituent party, or any other person.

     (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, or any Affiliate of any constituent party, or any other person.

     (n) Borrower has not, does not, and will not hold itself out to be responsible for the debts or obligations of any other person.


LOAN AGREEMENT                                                           Page 23
Equity Inns- ____________
Loan No. ________________

     (o) If Borrower is a limited partnership or a limited liability company, each general partner or managing member (each, an "SPC PARTY") shall be a corporation whose sole asset is its interest in Borrower and each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 6.14 as if such representation, warranty or covenant was made directly by such SPC Party.

     (p) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of each SPC Party in Borrower who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years
(i) a shareholder of, or an officer, director, partner, member, or employee of, Borrower or any of their Affiliates, (ii) affiliated with a customer of, or supplier to, the SPC Party, Borrower or any of their Affiliates, or (iii) a spouse, parent, sibling, child, or other family relative of any person described by (i) or (ii) above. As used herein, the term "AFFILIATE" means any person or entity other than the SPC Party (i) which owns beneficially, directly or indirectly, any outstanding shares of the SPC Party's stock or interest in the Borrower or (ii) which controls or is under common control with the SPC Party or the Borrower. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

     (q) Borrower shall not cause or permit the board of directors of each SPC Party in Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of Borrower and/or any SPC Party in Borrower unless at the time of such action there shall be at least one member who is an Independent Director.

     (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated of even date herewith (the "INSOLVENCY OPINION") delivered by Bass, Berry & Sims PLC in connection with the Loan shall be true and correct in all respects.

     (s) Borrower shall cause Operating Lessee to be a corporation or limited liability company whose sole asset is the leasehold interest in the Project and ownership of personal property and contracts, agreements and licenses applicable thereto and will at all times comply with each of the representations, warranties and covenants contained in this Section 6.14.

     SECTION 6.15 ANTI-TERRORISM AND ANTI-MONEY LAUNDERING LAWS.

     (a) Borrower, Operating Lessee and each partner, member or stockholder in Borrower, Operating Lessee and all beneficial owners of Borrower and any such partner, member or stockholder, are in compliance with the requirements of the Anti-Money Laundering Laws (as defined below). Borrower and Operating Lessee agree to make its policies, procedures and practices regarding compliance with the Anti-Money Laundering Laws of any Persons who, pursuant to transfers permitted by the Mortgage, become stockholders, members, partners or


LOAN AGREEMENT                                                           Page 24
Equity Inns- ____________
Loan No. ________________
other investors of Borrower available to Lender for its review and inspection during normal business hours and upon reasonable prior notice.

     (b) Neither Borrower nor Operating Lessee, any partner, member or stockholder in Borrower or Operating Lessee nor the beneficial owner of Borrower or Operating Lessee or any such partner, member or stockholder:

          (i)  is listed on the Lists (as defined below);

          (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Anti-Money Laundering Laws;

          (iii) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Anti-Money Laundering Laws;

          (iv) shall transfer or permit the transfer of any interest in Borrower or any Borrower Party to any Person who is or whose beneficial owners are listed on the Lists; or

          (v) shall knowingly lease space in the Project to any Person who is listed on the Lists or who is engaged in illegal activities.

     (c) If Borrower obtains knowledge that Borrower or Operating Lessee or any of its partners, members or stockholders or their beneficial owners become listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.

     (d) If Borrower obtains knowledge that any tenant in the Project has become listed on the Lists or is convicted, pleads nolo contendere, indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.

     (e) If a tenant at the Project is listed on the Lists or is convicted or pleads nolo contendere to charges related to activity prohibited in the Anti-Money Laundering Laws, then proceeds from the rents of such tenant shall not be used to pay Debt Service and Borrower shall provide Lender such representations and verifications as Lender shall reasonably request that such rents are not being so used.

     (f) If a tenant at the Project is arrested on such charges, and such charge is not dismissed within thirty (30) days thereafter, Lender may at its option notify Borrower to exclude such rents from the Debt Service payments.

     (g) If Borrower or any Borrower Party is listed on the Lists, no earn-out disbursements, escrow disbursements, or other disbursements under the Loan Documents shall


LOAN AGREEMENT                                                           Page 25
Equity Inns- ____________
Loan No. ________________
be made and all of such funds shall be paid in accordance with the direction of a court of competent jurisdiction.

     As used herein, the following terms have the meanings indicated:

     "ANTI-MONEY LAUNDERING LAWS" means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT ACT of 2001, Publ. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311, et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1, et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701, et seq., and the sanction regulations promulgated pursuant thereto by OFAC (as defined below), as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, and executive orders promulgated pursuant to any of the foregoing.

     "LISTS" means the Specially Designated National and Blocked Persons List maintained by OFAC pursuant to the Anti-Money Laundering Laws and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any of the Anti-Money Laundering Laws.

     "OFAC" means the Office of Foreign Assets Control, Department of the Treasury.

                                    ARTICLE 7
                               FINANCIAL REPORTING

     SECTION 7.1 FINANCIAL STATEMENTS.

     (a) MONTHLY REPORTS. Until the Loan is sold in a Secondary Market Transaction, Borrower shall, and shall cause Operating Lessee to, furnish to Lender within fifteen (15) days after the end of each calendar month, a current rent roll and a detailed operating statement (showing monthly activity and year-to-date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar month just ended and any and all franchise inspection reports received by Borrower or Operating Lessee during the subject period.

     (b) QUARTERLY REPORTS. Within forty-five (45) days after the end of each calendar quarter, Borrower shall, and shall cause Operating Lessee to, furnish to Lender a current rent roll and a detailed operating statement (showing quarterly activity and year-to-date) stating operating revenues, operating expenses, operating income and net cash flow for the calendar quarter just ended and any and all franchise inspection reports received by Borrower or Operating Lessee during the subject period.


LOAN AGREEMENT                                                           Page 26
Equity Inns- ____________
Loan No. ________________

     (c) ANNUAL REPORTS. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Project, Borrower shall, and shall cause Operating Lessee to, furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating operating revenues, operating expenses, operating income and net cash flow for each of Borrower, Operating Lessee and the Project, and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender. Borrower's and Operating Lessee's annual financial statements shall include (i) a list of the tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Project, (ii) a breakdown showing the year in which each lease then in effect expires, and (iii) a breakdown of the percentage of total floor area of the Project and the percentage of base rent with respect to which leases shall expire in each year, each such percentage to be expressed on both a per year and a cumulative basis.

     (d) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by the chief financial representative of Borrower.

     SECTION 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States of America in effect on the date so indicated and consistently applied (or such other accounting basis reasonably acceptable for Lender).

     SECTION 7.3 OTHER INFORMATION; ACCESS. Borrower shall deliver to Lender such additional information regarding Borrower, Operating Lessee, its subsidiaries, its business, any Borrower Party, and the Project within 30 days after Lender's request therefor. Borrower and Operating Lessee shall permit Lender to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expenses of the Project. In the event that Borrower or Operating Lessee fails to forward the financial statements required in this Article 7 within thirty (30) days after written request, Lender shall have the right to audit such records, books and papers at Borrower's expense.

     SECTION 7.4 ANNUAL BUDGET. At least thirty (30) days prior to the commencement of each fiscal year, Borrower shall, or shall cause Operating Lessee to, provide to Lender its proposed annual operating and capital improvements budget for such fiscal year for review and approval by Lender.

                                    ARTICLE 8
                                    COVENANTS

     Borrower covenants and agrees with Lender as follows:

     SECTION 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall sell, transfer, convey, mortgage, pledge, or assign any interest in the Project or any part thereof or further encumber, alienate, grant a Lien or grant any


LOAN AGREEMENT                                                           Page 27
Equity Inns- ____________
Loan No. ________________
other interest in the Project or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage.

     SECTION 8.2 TAXES; UTILITY CHARGES. Except to the extent sums sufficient to pay all Taxes (defined herein) have been previously deposited with Lender as part of the Tax and Insurance Escrow Fund and subject to Borrower's right to contest in accordance with Section 11.8 hereof, Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the "TAXES") that may become a Lien upon the Project or become payable during the term of the Loan. Borrower's compliance with Section 3.4 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this
Section 8.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall promptly pay for all utility services provided to the Project.

     SECTION 8.3 CONTROL; MANAGEMENT. There shall be no change in the day-to-day control and management of Borrower or Borrower's general partner or managing member without the prior written consent of Lender. Borrower shall not terminate, replace or appoint any Manager or terminate or amend the Management Agreement for the Project without Lender's prior written approval, which approval shall not be unreasonably withheld. Any change in ownership or control of the Manager shall be cause for Lender to re-approve such Manager and Management Agreement in accordance with Section 8.13(b). Each Manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the Management Agreement. The base management fee payable under the Management Agreement shall not exceed three percent (3%) of Operating Revenues (with any incentive management fee payable pursuant to the Management Agreement in excess of such amount payable only from Net Cash Flow).

     SECTION 8.4 OPERATION; MAINTENANCE; INSPECTION. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project. Borrower shall maintain the Project in good condition and promptly repair any damage or casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

     SECTION 8.5 TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Project for the purpose of taxation, (b) affecting any Lien on the Project, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a


LOAN AGREEMENT                                                           Page 28
Equity Inns- ____________
Loan No. ________________
result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

     SECTION 8.6 LEGAL EXISTENCE; NAME, ETC. Borrower shall, and shall cause Operating Lessee, and SPC Party to, preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither Borrower, Operating Lessee, nor any general partner or managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Neither Borrower nor Operating Lessee shall change its name, identity, state of formation, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. The name of Borrower, type of entity, organization number, and state of formation set forth in this Agreement accurately reflect such information as shown on the public record of Borrower's jurisdiction of organization.

     SECTION 8.7 FURTHER ASSURANCES. Borrower shall, and shall cause Operating Lessee to, promptly (a) cure any defects in the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents and the Environmental Indemnity Agreement, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Borrower grants Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents and the Environmental Indemnity Agreement, at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 8.7.

     SECTION 8.8 ESTOPPEL CERTIFICATES. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

     SECTION 8.9 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of default received by


LOAN AGREEMENT                                                           Page 29
Equity Inns- ____________
Loan No. ________________

Borrower under other obligations relating to the Project or otherwise material to Borrower's business; and (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.

     SECTION 8.10 INDEMNIFICATION. Borrower shall protect, defend, indemnify and save harmless Lender its shareholders, directors, officers, employees and agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Mortgage, the Project or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Project or any part thereof; and (e) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made. Any amounts payable to Lender by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

     SECTION 8.11 COOPERATION. Borrower acknowledges that Lender and its successors and assigns may (a) sell this Agreement, the Mortgage, the Note, the other Loan Documents, and the Environmental Indemnity Agreement, and any and all servicing rights thereto to one or more investors as a whole loan, (b) participate the Loan to one or more investors, (c) deposit this Agreement, the Note, other Loan Documents, and the Environmental Indemnity Agreement with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION"). Borrower shall, and shall cause Operating Lessee to, cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Borrower shall, and shall cause Operating Lessee to, provide such information, legal opinions and documents relating to the Borrower, Operating Lessee, the Project and any tenants of the Project as Lender may reasonably request in connection with such Secondary Market Transaction at no third-party professional expense unless otherwise required by the Loan Documents. In addition, Borrower shall, and shall cause Operating Lessee to, make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Borrower and Operating Lessee to Lender may ultimately be


LOAN AGREEMENT                                                           Page 30
Equity Inns- ____________
Loan No. ________________
incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

     SECTION 8.12 PAYMENT FOR LABOR AND MATERIALS. Subject to Borrower's right to contest in accordance with Section 11.8 hereof, Borrower shall, and shall cause Operating Lessee to, promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project and never permit to exist beyond the due date thereof in respect of the Project or any part thereof any Lien, even though inferior to the Liens hereof, and in any event never permit to be created or exist in respect of the Project or any part thereof any other or additional Lien other than the Liens hereof, except for the Permitted Encumbrances (defined in the Mortgage).

     SECTION 8.13 CERTAIN HOTEL COVENANTS.

     (a) The Relicensing Franchise Agreement, dated November 1, 2001 (the "FRANCHISE AGREEMENT"), between Operating Lessee and ____________, pursuant to which Borrower has the right to operate the Project under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

     (b) The Management Agreement, pursuant to which Manager operates the Project as a hotel, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The base management fee payable to Manager under the Management Agreement shall not exceed 3% of Operating Revenues (with any incentive management fee payable pursuant to the Management Agreement in excess of such amount payable only from Net Cash Flow). Borrower shall not terminate, replace or appoint any manager, or terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Project with Manager or any other party without the express written consent of Lender, which consent shall not be unreasonably withheld. Any change in ownership or control of any hotel manager shall be cause for Lender to re-approve such manager and management agreement. Borrower will enter into and cause the Manager, or any successor manager, to enter into an assignment and subordination of the Management Agreement in form satisfactory to Lender, assigning and subordinating any such manager's interest in the Project, and all fees and other rights of such manager pursuant to


LOAN AGREEMENT                                                           Page 31
Equity Inns- ____________
Loan No. ________________
such Management Agreement, to the rights of Lender. Upon an Event of Default, Borrower at Lender's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the Manager with a manager selected by Lender. Notwithstanding the foregoing, Lender hereby approves the parties listed on SCHEDULE III attached hereto as replacement managers, subject to compliance with the other terms and conditions of this
Section 8.13(b).

     (c) Neither the execution nor the delivery of the Loan Documents, the Borrower's performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by Lender, will adversely affect Borrower's rights under the Franchise Agreement, the Management Agreement, or any of the Licenses.

     (d) Borrower shall cause the Project to be operated pursuant to the Franchise Agreement and the Management Agreement.

     (e) Borrower shall:

          (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

          (ii) promptly notify Lender of any default under the Franchise Agreement or the Management Agreement of which it is aware;

          (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement;

          (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the Manager under the Management Agreement; and

          (v) insure that each Manager shall hold and maintain all necessary licenses, certifications and permits required by law.

          (vi) require Manager, or any successor manager, to execute an agreement with Lender, in form and substance satisfactory to Lender, which shall provide, among other things, that the Manager, or any successor manager:

               (1) agrees to give Lender a simultaneous copy of any notice of default sent to Borrower;

               (2) grants Lender the right, but not the obligation, to cure monetary defaults of Borrower under the Management Agreement within


LOAN AGREEMENT                                                           Page 32
Equity Inns- ____________
Loan No. ________________
                    thirty (30) days and cure non-monetary defaults of Borrower within sixty (60) days;

               (3) allows Lender to foreclose its lien and will, thereafter, upon request, reinstate the Management Agreement, without charge, if such is suspended prior to or during the foreclosure proceedings, provided all defaults have been cured; and

               (4) agrees that if Lender, any affiliate of Lender, or any nominee of Lender or other transferee acquires ownership of the property, such party may terminate the Management Agreement without payment or liability to the Manager upon thirty (30) days notice to the Manager.

     (f) Borrower shall promptly notify Lender if persons or entities key to Borrower's operations as designated by Lender are terminated or cease providing services to Borrower.

     (g) At Lender's request, Borrower and the Manager shall meet with representatives of Lender to discuss the operation, management (including personnel), financial condition and physical condition of the Project, as well as guest, tenant, and customer satisfaction, marketing and other issues pertinent to the success of the Project. In addition, at Lender's request, Borrower shall provide Lender with reports relating to the aforementioned matters.

     (h) If requested, Borrower shall furnish Lender with copies of all such contracts and agreements which shall be subject to Lender's approval as to form and content. With respect to any such contracts and agreements deemed material by Lender, no modification, termination or expiration thereof shall be permitted without Lender's approval.

     (i) Borrower shall not, without Lender's prior consent:

          (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement;

          (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement;

          (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; or

          (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement or the Management Agreement in any material respect.

     (j) Borrower shall not, without Lender's prior consent, enter into transactions with any affiliate, including without limitation, any arrangement providing for the managing of the Project, the rendering or receipt of services or the purchase or sale of inventory, except any such


LOAN AGREEMENT                                                           Page 33
Equity Inns- ____________
Loan No. ________________
transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration that would be obtained in a comparable transaction with a person not an affiliate of Borrower.

     (k) Neither Borrower nor any principal, partner, officer, director or significant shareholder thereof shall acquire, construct, operate or manage any hotel within a three (3) mile radius of the Project at any time while the Loan is outstanding.

     (l) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Operating Leases and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Operating Lease of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice under any Operating Lease delivered to the Operating Lessee by Borrower; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that the Operating Lessee is terminating its Operating Lease or that the Operating Lessee is otherwise discontinuing its operation of the Project; (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by the Operating Lessee under the Operating Lease; and (vi) cause Operating Lessee to execute the Subordination and Attornment Agreement with respect to the Operating Lease.

                                    ARTICLE 9
                                EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default under the Loan:

     SECTION 9.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the date when due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

     SECTION 9.2 INSURANCE. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

     SECTION 9.3 SALE, ENCUMBRANCE, ETC. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower, in violation of the Mortgage.

     SECTION 9.4 COVENANTS. Borrower's or Operating Lessee's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, transfers and encumbrances under
Section 9.3, and the Events of Default described in Sections 9.7, 9.8 and 9.9 below), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional


LOAN AGREEMENT                                                           Page 34
Equity Inns- ____________
Loan No. ________________
sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within ten (10) days; (c) Borrower is diligently undertaking to cure such default, and (d) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure.

     SECTION 9.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

     SECTION 9.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof, not cured within any applicable grace or cure period therein.

     SECTION 9.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party, Operating Lessee, or any other Person having an ownership or security interest in the Project (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

     SECTION 9.8 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

     SECTION 9.9 LOCKBOX. Borrower, Operating Lessee or Manager breaches the covenants set forth in Section 2.5(a).

     SECTION 9.10 ANTI-TERRORISM. If Borrower or any Borrower Party is listed on the Lists or is convicted or pleads nolo contendere to charges related to activity prohibited in the Anti-Money Laundering Laws, or if Borrower or any Borrower Party is arrested on charges related to activity prohibited in the Anti-Money Laundering Laws and such charge is not dismissed within thirty (30) days thereafter.


LOAN AGREEMENT                                                           Page 35
Equity Inns- ____________
Loan No. ________________

     SECTION 9.11 FRANCHISE AND MANAGEMENT AGREEMENTS.

     (a) Any of the following events occur without Lender's prior consent, (i) the hotel manager for the Project under the Management Agreement (or any successor management agreement) resigns or is removed, or (ii) the ownership, management or control of such hotel manager is transferred to a person or entity other than the general partner or managing partner of the Borrower, or (iii) there is any material change in the Management Agreement (or any successor management agreement);

     (b) A default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the hotel manager to terminate or cancel the Management Agreement (or any successor management agreement);

     (c) There is any material change in the Franchise Agreement (or any successor franchise agreement) without Lender's prior consent or if the Franchise Agreement expires pursuant to its terms or a successor franchise agreement is executed by Borrower and such successor franchise agreement is not approved by Lender;

     (d) A default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement); or

     (e) Borrower ceases to operate the Project as a hotel or motel or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Project).

     SECTION 9.12 OPERATING LEASE.

     (a) If without Lender's prior written consent (i) Operating Lessee resigns or is removed or is replaced or (ii) there is any change in or termination of any Operating Lease.

     (b) If Operating Lessee is in default beyond any applicable notice or cure period under the Operating Lease.

                                   ARTICLE 10
                                    REMEDIES

     SECTION 10.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under
Section 9.7 or 9.8


LOAN AGREEMENT                                                           Page 36
Equity Inns- ____________
Loan No. ________________
is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

     SECTION 10.2 REMEDIES - OTHER EVENTS. Except as set forth in Section 10.1 above, while any Event of Default exists, Lender may (a) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (b) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

     SECTION 10.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.3. All sums paid by Lender pursuant to this
Section 10.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

                                   ARTICLE 11
                                  MISCELLANEOUS

     SECTION 11.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.


LOAN AGREEMENT                                                           Page 37
Equity Inns- ____________
Loan No. ________________

          If to Borrower: EQI [________] Partnership, L.P.
                          c/o Equity Inns, Inc.
                          7700 Wolf River Blvd.,
                          Germantown, Tennessee 38138
                          Attention: J. Mitchell Collins
                          Telecopy: (901) 754-2374

          If to Lender:   General Electric Capital Corporation
                          c/o GEMSA Loan Services, L.P.
                          1500 City West Blvd., Suite 200
                          Houston, Texas 77042-2300
                          Attention: Portfolio Manager/Access Program
                          Telecopy: (713) 458-7500

          with a copy to: General Electric Capital Corporation
                          16479 Dallas Parkway, Suite 500
                          Two Bent Tree Tower
                          Addison, Texas 75001-2512
                          Attention: David R. Martindale
                          Telecopy: (972) 728-7650

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     SECTION 11.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Environmental Indemnity Agreement and the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

     SECTION 11.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all


LOAN AGREEMENT                                                           Page 38
Equity Inns- ____________
Loan No. ________________
consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof; and (b) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note. The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

     SECTION 11.4 INVALID PROVISIONS. If any provision of any Loan Document or the Environmental Indemnity Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Environmental Indemnity Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Environmental Indemnity Agreement and such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

     SECTION 11.5 REIMBURSEMENT OF EXPENSES. Borrower shall pay all reasonable expenses incurred by Lender in connection with the Loan, including reasonable fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, premiums for title insurance and endorsements thereto, and Rating Agency fees and expenses in connection with confirmation letters, if required. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement, the Environmental Indemnity Agreement, or any Loan Document, or to defend or assert the rights and claims of Lender under the Environmental Indemnity Agreement or the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all court costs, reasonable attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any


LOAN AGREEMENT                                                           Page 39
Equity Inns- ____________
Loan No. ________________
such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

     SECTION 11.6 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

     SECTION 11.7 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Environmental Indemnity Agreement or the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Environmental Indemnity Agreement or the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Project or the Loan, except as expressly provided in the Environmental Indemnity Agreement and the Loan Documents; and notwithstanding any other provision of the Environmental Indemnity Agreement or the Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Project in Lender, or any sharing of liabilities, losses, costs or expenses.

     SECTION 11.8 CONTEST OF CERTAIN CLAIMS. Borrower may contest the validity of Taxes or any mechanic's or materialman's lien asserted against the Project so long as (a) Borrower notifies Lender that it intends to contest such Taxes or liens, as applicable, (b) Borrower provides Lender with an indemnity, bond or other security reasonably satisfactory to Lender assuring the


LOAN AGREEMENT                                                           Page 40
Equity Inns- ____________
Loan No. ________________
discharge of Borrower's obligations for such Taxes or liens, as applicable, including interest and penalties, (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment, (d) Borrower promptly upon final determination thereof pays the amount of any such Taxes or liens, as applicable, together with all costs, interest and penalties which may be payable in connection therewith, and
(e) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Taxes or liens, as applicable, notwithstanding such contest if, in the opinion of Lender, the Project or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

     SECTION 11.9 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

     SECTION 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

     SECTION 11.11 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Environmental Indemnity Agreement and the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

     SECTION 11.12 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Environmental Indemnity Agreement and any of the Loan Documents, shall operate as a waiver thereof.

     SECTION 11.13 CUMULATIVE RIGHTS; JOINT AND SEVERAL LIABILITY. Rights and remedies of Lender under the Environmental Indemnity Agreement and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. If more than one person or entity has executed this Agreement as "Borrower," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 11.14 SINGULAR AND PLURAL. Words used in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall apply to such words when used in the plural where the context so permits and vice versa.


LOAN AGREEMENT                                                           Page 41
Equity Inns- ____________
Loan No. ________________

     SECTION 11.15 PHRASES. Except as otherwise expressly provided herein, when used in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's sole discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

     SECTION 11.16 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

     SECTION 11.17 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     SECTION 11.18 PROMOTIONAL MATERIAL. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender's participation therein in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

     SECTION 11.19 SURVIVAL. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), under the indemnification provisions of the other Loan Documents and under the Environmental Indemnity Agreement, shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.

     SECTION 11.20 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE ENVIRONMENTAL INDEMNITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECT


LOAN AGREEMENT                                                           Page 42
Equity Inns- ____________
Loan No. ________________

(INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

     SECTION 11.21 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

     SECTION 11.22 GOVERNING LAW. The Loan Documents and the Environmental Indemnity Agreement shall be governed by and construed in accordance with the laws of the State and the applicable laws of the United States of America.

     SECTION 11.23 ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Commitment and this Agreement, any of the other Loan Documents, or the Environmental Indemnity Agreement, the terms of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall control.

     SECTION 11.24 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

                                   ARTICLE 12
                            LIMITATIONS ON LIABILITY

     SECTION 12.1 LIMITATION ON LIABILITY. Except as provided below, Borrower shall not be personally liable for amounts due under the Loan Documents. Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of:

     (a) Borrower's commission of a criminal act;

     (b) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Project, any other collateral, or any direct or indirect ownership interest in Borrower;

     (c) the misapplication by Borrower or any Borrower Party of any funds derived from the Project, including security deposits, insurance proceeds, condemnation awards in violation of this Agreement or any of the other Loan Documents;


LOAN AGREEMENT                                                           Page 43
Equity Inns- ____________
Loan No. ________________

     (d) the fraud or misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan;

     (e) Borrower's collection of rents more than one month in advance or entering into or modifying leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any leases, in violation of this Agreement or any of the other Loan Documents;

     (f) Borrower's or Operating Lessee's failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Project or any other collateral when received to the costs of maintenance and operation of the Project and to the payment of taxes, lien claims, insurance premiums, Debt Service, the Funds, and other amounts due under the Loan Documents to the extent the Loan Documents require such proceeds to be then so applied;

     (g) Borrower's or Operating Lessee's interference with Lender's exercise of rights under the Assignment of Leases and Rents;

     (h) Borrower's or Operating Lessee's failure to maintain insurance as required by this Agreement;

     (i) damage or destruction to the Project caused by the acts or omissions of Borrower, Operating Lessee, or any agents, employees, or contractors;

     (j) Borrower's obligations with respect to environmental matters under
Article 4;

     (k) Borrower's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower, or Operating Lessee, their successors or assigns, or any creditor of Borrower or Operating Lessee, that this Agreement or the transactions contemplated by the Loan Documents and the Environmental Indemnity Agreement establishes a joint venture, partnership or other similar arrangement between Borrower and Lender;

     (l) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents;

     (m) uninsured damage to the Project resulting from the acts of terrorism;

     (n) the filing by Borrower or Operating Lessee or any of their members, partners, or shareholders, or the filing against Borrower or Operating Lessee, of a petition under the United States Bankruptcy Code or similar state insolvency laws; or

     (o) any action of any kind or nature whatsoever, either directly or indirectly by Borrower or Operating Lessee to oppose, impede, obstruct, challenge, hinder, frustrate, enjoin or otherwise interfere with (A) Lender's termination of the Operating Lease or the Management Agreement, (B) Lender or the party acquiring the Project following the occurrence of a foreclosure or deed in lieu thereof (in full substitution of the applicable Operating Lessee) being


LOAN AGREEMENT                                                           Page 44
Equity Inns- ____________
Loan No. ________________
deemed the "Lessee" under the Management Agreement, (C) the execution, delivery or effectiveness of a new Management Agreement directly between Lender or the party acquiring the Project following a foreclosure or deed in lieu thereof and Manager or (D) any payment or other transfer by Manager of funds which would otherwise be paid to any Operating Lessee under any Operating Lease directly to Lender or the party acquiring the Project following the occurrence of a foreclosure or deed in lieu thereof, in each case after or as a result of any automatic termination of the Operating Lease or of Lender exercising its right to terminate the Operating Lease, in each case pursuant to the Subordination, Attornment and Security Agreement and this Agreement, or shall, either directly or indirectly, cause or permit any other person to take any action which, if taken by Borrower or Operating Lessee, would constitute an event described in this Section 12.1(o).

     Borrower also shall be personally liable to Lender for any and all attorneys' fees and expenses and court costs incurred by Lender in enforcing this Section 12.1 or otherwise incurred by Lender in connection with any of the foregoing matters, regardless whether such matters are legal or equitable in nature or arise under tort or contract law. The limitation on the personal liability of Borrower in the first sentence hereof shall not modify, diminish or discharge the personal liability of any Joinder Party. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

     SECTION 12.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


LOAN AGREEMENT                                                           Page 45
Equity Inns- ____________
Loan No. ________________

     EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.

LENDER:                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a Delaware corporation


                                        By:                               [SEAL]
                                            -----------------------------
                                            David R. Martindale, Managing
                                            Director


BORROWER:                               EQI [__________] PARTNERSHIP, L.P.,
                                        a Tennessee limited partnership

                                        By: EQI [________] CORPORATION,
                                            a Tennessee corporation,
                                            its General Partner


                                        By:                               [SEAL]
                                            -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


LOAN AGREEMENT                                                    Signature Page
Equity Inns- ____________
Loan No. ________________

                                     JOINDER

     By executing this Joinder (the "JOINDER"), the undersigned ("JOINDER PARTIES") jointly and severally guaranty the performance by Borrower of all obligations and liabilities for which Borrower is personally liable under
Section 12.1 of this Agreement. This Joinder is a guaranty of full and complete payment and performance and not of collectability.

     1. WAIVERS. To the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

          a. the unenforceability of any Loan Document against Borrower and/or any other Joinder Party;

          b. any release or other action or inaction taken by Lender with respect to the collateral, the Loan, Borrower and/or other Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

          c. the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower and/or any other Joinder Party;

          d. any requirement that Lender provide notice to or obtain a Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

          e. any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

          f. any defense based on any statute of limitations;

          g. any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and

          h. any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

     2. AGREEMENTS. Each Joinder Party further represents, warrants and agrees that:


LOAN AGREEMENT                                                   Joinder Page 47
Equity Inns- ____________
Loan No. ________________

          a. The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

          b. The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

          c. Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower or any Joinder Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower or any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;

          d. Each Joinder Party covenants and agrees to furnish to Lender, within ninety (90) days after the end of each fiscal year of such Joinder Party, a current (as of the end of such fiscal year) balance sheet of such Joinder Party, in scope and detail reasonably satisfactory to Lender, certified by the chief financial representative of such Joinder Party and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender; and

          e. To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into this Agreement.

          f. The undersigned does hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of ________ and does further irrevocably and unconditionally stipulate and agree that the Federal Courts in the State of ________ or the Circuit Court of the State of __________ in and for ________ County, _________ shall have jurisdiction to hear and finally determine any dispute, claim, controversy or action arising out of or connected (directly or indirectly) with this Joinder. The undersigned does hereby irrevocably and unconditionally appoint __________________ with an address at __________________ _____________________ _____________________________________________, as their agent (the "PROCESS AGENT") to receive on behalf of such party service of copies of the summons and complaint and any other process or papers which may be served in any action or proceeding arising out of or connected with this Joinder. The undersigned does hereby irrevocably authorize and direct the Process Agent to accept service on its behalf and does hereby agree that final judgment in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Joinder shall affect the right of Lender to bring an action or proceeding against the undersigned or its property in the courts of any other jurisdiction. To the extent that any of the undersigned have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), with respect to such undersigned's property, the undersigned hereby unconditionally and irrevocably waives such immunity in respect of its obligations under this Joinder. The foregoing


LOAN AGREEMENT                                                   Joinder Page 48
Equity Inns- ____________
Loan No. ________________
consent, in advance, to the jurisdiction of the above-mentioned courts and the appointment of the Process Agent, are material inducements for Lender to make the Loan to Borrower and accept this Joinder.

     This Joinder shall be governed by the laws of the State.

     EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of November ____, 2005.

JOINDER PARTY:                          EQUITY INNS PARTNERSHIP, L.P.,
                                        a Tennessee limited partnership

                                        By: EQUITY INNS TRUST,
                                            a Maryland Real Estate Investment
                                            Trust, its General Partner


                                        By:                               [SEAL]
                                            ------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


LOAN AGREEMENT                                                   Joinder Page 49
Equity Inns- ____________
Loan No. ________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION


LOAN AGREEMENT                                                      Exhibit Page
Equity Inns- ____________
Loan No. ________________

                                   SCHEDULE I

                                   DEFEASANCE

     1. In accordance with Section 2.3 of the Loan Agreement, Borrower may obtain the release of the Project from the lien of the Mortgage upon the satisfaction of the following conditions precedent:

          (a) not less than thirty (30) days prior written notice to Lender specifying a regularly scheduled payment date (the "RELEASE DATE") on which the Defeasance Deposit (hereinafter defined) is to be made;

          (b) the payment to Lender of interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

          (c) the payment to Lender of all other sums, not including scheduled interest or principal payments, due under the Note, the Mortgage, the Assignment of Leases and Rents, and the other Loan Documents;

          (d) the payment to Lender of the Defeasance Deposit and a $5,000 non-refundable processing fee;

          (e) the delivery by Borrower to Lender of:

               i) a security agreement in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Borrower with the Defeasance Deposit in accordance with this SCHEDULE I (the "SECURITY AGREEMENT");

               ii) a release of the Project from the lien of the Mortgage (for execution by Lender) in a form appropriate for the jurisdiction in which the Project is located;

               iii) an officer's certificate of Borrower certifying that the requirements set forth in this paragraph (e) have been satisfied;

               iv) an opinion of counsel in form and substance, and rendered by counsel satisfactory to Lender at the expense of Borrower, stating, among other things, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by or on behalf of Borrower and pledged to Lender and as to enforceability of the Security Agreement and other documents delivered in connection therewith;


SCHEDULE I to LOAN AGREEMENT                                    Schedule Page 51
Equity Inns- ____________
Loan No. ________________

               v) if required by the Rating Agencies and/or pooling and servicing agreement relating to the Secondary Market Transaction, evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to such defeasance for any securities issued in connection with a Secondary Market Transaction; and

               vi) such other certificates, documents or instruments as Lender may reasonably request.

          (f) if the Loan has been sold in a Secondary Market Transaction, Lender shall have received an opinion of counsel acceptable to Lender in form satisfactory to Lender stating, among other things, that the substitution of collateral shall not cause the holder of the Loan to fail to maintain its status as a real estate mortgage investment conduit (REMIC); and

          (g) Lender shall have received a certificate from a nationally recognized independent certified public accountant acceptable to Lender, in form and substance satisfactory to Lender, certifying that the U.S. Obligations purchased with the Defeasance Deposit will generate sufficient sums to satisfy the obligations of Borrower under the Note and this SCHEDULE I as and when such obligations become due.

     In connection with the conditions set forth above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase or cause to be purchased U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note including the amounts due on the Maturity Date and in amounts equal to the scheduled payments due on such dates under the Note plus Lender's estimate of administrative expenses and applicable federal income taxes associated with or to be incurred by the Successor Borrower during the remaining term of, and applicable to, the Loan (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of Borrower under the Note and this SCHEDULE I.

     2. Upon compliance with the requirements of this SCHEDULE I, the Project shall be released from the lien of the Mortgage and the pledged U.S. Obligations shall be the sole source of collateral securing the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by the preceding paragraph and to otherwise satisfy the Borrower's obligations under this SCHEDULE I shall be remitted to Borrower with the release of the Project from the lien of the Mortgage. In connection with such release, a successor entity meeting Lender's Single Purpose Entity criteria, adjusted, as applicable, for the Defeasance contemplated by this SCHEDULE (the "SUCCESSOR BORROWER"), shall be established by Borrower subject to Lender's approval (or at Lender's option, by Lender) and Borrower shall


SCHEDULE I to LOAN AGREEMENT                                    Schedule Page 52
Equity Inns- ____________
Loan No. ________________
transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Obligations to such Successor Borrower pursuant to an assignment and assumption agreement in form and substance satisfactory to Lender (the "ASSIGNMENT AGREEMENT"). Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations thereunder, except that Borrower shall be required to perform its obligations pursuant to this SCHEDULE I, including maintenance of the Successor Borrower, if applicable. Borrower shall pay $1,000.00 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement pursuant to the Assignment Agreement. Notwithstanding anything in the Mortgage to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this paragraph, but Borrower shall pay all costs and expenses incurred by Lender in connection with this SCHEDULE, including Lender's reasonable attorneys' fees and expenses, cost and expenses in obtaining review and confirmation by the applicable Rating Agencies as required herein, and any administrative and tax expenses associated with or incurred by the Successor Borrower.

     3. For purposes of this SCHEDULE I, the following terms shall have the following meanings:

          (a) The term "DEFEASANCE DEPOSIT" shall mean an amount equal to the Yield Maintenance Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments (including Lender's estimate of administrative expenses and applicable federal income taxes associated with or to be incurred by the Successor Borrower during the remaining term of, and applicable to, the Loan) and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this SCHEDULE I.

          (b) The term "YIELD MAINTENANCE AMOUNT" shall mean the amount which will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments; and

          (c) The term "U.S. OBLIGATIONS" shall mean "GOVERNMENT SECURITIES" be as defined in the REMIC regulations, specifically, Treasury Regulation Section 1.860G-2(a)(8)(i).


SCHEDULE I to LOAN AGREEMENT                                    Schedule Page 53
Equity Inns- ____________
Loan No. ________________

                                   SCHEDULE II

                                REQUIRED REPAIRS


SCHEDULE II to LOAN AGREEMENT                                   Schedule Page 54
Equity Inns- ____________
Loan No. ________________

                                  SCHEDULE III

                              REPLACEMENT MANAGERS

Innkeepers Hospitality
Bloomberg Hospitality
Hostmark Hospitality
Interstate Management
Crestline Capital
Promus Hotels, Inc. (Hilton Hotels)
Waterford Hotel Group
Noble Properties
McKibbon Hotel Management, Inc.
Crossroads Hospitality Company, L.L.C.
Interstate Hotels and Resorts
Hyatt Hotels
Marriott Hotels
Starwood Hotels
Green Park Management, LLC
Wright Hospitality Management LLC
Gateway Lodging Co., Inc.
Mississippi Management, Inc.
M H Partners, LLC
Hospitality Specialists, Inc.
Paramount Management Associates, LLC
Huntington/Andrus S.D. Hotel Development, LLC


SCHEDULE III to LOAN AGREEMENT                                  Schedule Page 55
Equity Inns- ____________
Loan No. ________________

                                   SCHEDULE IV

            DESCRIPTION OF MATERIAL DIFFERENCES IN ACTUAL AGREEMENTS

     Borrower                             Property/Project               Loan Amount
     --------                             ----------------               -----------
1.   EQI Dalton Partnership, L.P.         Dalton Courtyard               $ 5,495,000
2.   EQI Asheville Partnership, L.P.      Asheville SpringHill Suites    $ 6,050,000
3.   EQI Jacksonville Partnership, L.P.   Jacksonville Residence Inn     $ 5,879,000
4.   EQI Ft. Myers Partnership, L.P.      Fort Myers Hilton Garden Inn   $11,490,000
5.   EQI Orlando Partnership, L.P.        Orlando Homewood Suites        $20,100,000
6.   EQI Louisville Partnership, L.P.     Louisville Hilton Garden Inn   $ 7,160,000
7.   EQI Carlsbad Partnership, L.P.       Carlsbad Courtyard             $17,326,000


SCHEDULE III to LOAN AGREEMENT                                  Schedule Page 56
Equity Inns- ____________
Loan No. ________________